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                                                                   EXHIBIT 10.19


                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

THIS AMENDMENT NO. 1 (this "Amendment") TO LICENSE AGREEMENT dated April 1, 2004 (the "License Agreement") is entered into as of September 19, 2004 (the "Effective Date") by and between MedStrong International Corporation, having an address at 350 Bedford Street, Suite 203, Stamford, CT 06901 ("MedStrong") and Jerry R. Farrar, having an address at 734 Silver Spur Road, Suite 105, Rolling Hills Estates, CA 90274 ("Farrar/Cargril"). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the License Agreement.

                                    RECITALS

WHEREAS, the MedStrong and Farrar entered into the License Agreement for the exclusive license of the Software Rights;

WHEREAS, the License Agreement requires a Minimum Royalty Payment, in addition to continuing royalties.

WHEREAS, MedStrong and Farrar desire to amend the License Agreement to extend these dates for the payments under the License Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises herein contained, the parties hereby agree as follows:



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                         AMENDMENT TO LICENSE AGREEMENT

1.1 Amendment of Section 3.2(a). Section 3.2(a) of the License Agreement shall be amended to eliminate any requirement for Farrar to make the Minimum Royalty Payment and to read in its entirety as set forth below:

      "(a) Royalty Amount. Licensee shall pay to MedStrong, on a monthly basis, royalties equal to Thirty-Five (35%) Percent of the Gross Net Margin of Licensed Products and Services for revenues from Road America/Warrantech and American Doctors Network, with no right of offset for any client cancellations, overpayments or other moneys due one party or the other.

                         MISCELLANEOUS PROVISIONS

2.1 Effect of Amendment. Except as amended and set forth above, the License Agreement shall continue in full force and effect.

2.2 Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.

2.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

2.4 Entire Agreement. This Amendment, together with the License Agreement, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof or thereof, and any and all other written or oral agreements existing among the parties hereto are expressly canceled.


         IN WITNESS WHEREOF, both MedStrong and Farrar/Cargril Acceptance Corporation have executed this Amendment, in duplicate originals, by their respective and duly authorized officers on the day and year first written above.



         Jerry R. Farrar:                   MedStrong International Corporation

         Cargril Acceptance Corporation



By:      /s/ Jerry R. Farrar            By:       /s/ Joel San Antonio
     -----------------------------            --------------------------------
        (Signature)                              (Signature)

Name:  Jerry R. Farrar                              Name:  Joel San Antonio
Title: President                                    Title: Chairman of the Board